Exhibit 10.15

BAZAARVOICE, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

FOR NON-U.S. PARTICIPANTS

Original Application	Offering Date:
Change in Payroll Deduction Rate

1. Election to Participate.

I,                             , hereby elect to participate in the Bazaarvoice, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with the Plan and this Subscription Agreement for Non-U.S. Participants (the “Agreement”).

2. Payroll Deductions.

I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

I understand that payroll deductions in any currency other than U.S. dollars will be converted from local currency to U.S. dollars on the Exercise Date based on the local exchange rate in effect for the applicable month in which the shares are purchased, as determined by the Administrator.

3. Prospectus; Participation Subject to Plan.

I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

4. Issuance of Shares.

Shares of Common Stock purchased for me under the Plan will be issued in my name.

5. Responsibility for Taxes.

I acknowledge that, regardless of any action taken by the Company or, if different, my employer (the “Employer”), the ultimate responsibility for all income tax, social security, payroll tax, fringe benefit, or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, I acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option, including the grant of the option, the purchase of shares of Common Stock under the Plan, the subsequent sale of shares of Common Stock acquired under the Plan and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant of the option or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I become subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent). The Company may withhold or account for Tax-Related Items by considering maximum statutory withholding rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of my participation in the Plan or the purchase of shares of Common Stock that cannot be satisfied by the means previously described. The Company may refuse to purchase shares under the Plan on my behalf and refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

6. Acknowledgements.

I acknowledge receipt of a copy of the Plan (including any applicable appendixes or sub-plans thereunder) and represent that I am familiar with the terms and provisions thereof, and hereby enter into this Agreement subject to all of the terms and provisions thereof. I have reviewed the Plan (including any applicable appendixes or sub-plans thereunder) and this Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all of its terms and conditions. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

The Company (which may or may not be my Employer) will administer the Plan from outside my country of residence, and United States law will govern this Agreement and my participation in the Plan.

I acknowledge that benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.

Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of my salary or compensation for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. I waive any and all rights to compensation or damages as a result of the termination of employment with the Company or my Employer for any reason whatsoever insofar as those rights result or may result from:

(i)	the loss or diminution in value of such rights under the Plan, or

(ii)	my ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination.

The Plan is established voluntarily by the Company and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan.

I am voluntarily participating in the Plan. The Plan will not be deemed to constitute part of the terms and conditions of my employment, and neither the Company nor any Subsidiary, including the Employer, will not incur any liability of any kind to me as a result of any change or amendment, or any cancellation, of the Plan at any time.

The grant of the option shall not create a right to employment or be deemed to constitute an employment or labor relationship of any kind with the Company or any Subsidiary, including the Employer.

7. No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

8. Data Privacy.

By entering into this Agreement, I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates, for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Company and the Employer, its Parent or any Subsidiary may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the Plan (“Data”).

I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in my country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of stock acquired upon settlement of the option. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

9. Governing Law; Choice of Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws provisions.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that such litigation shall be conducted only in the courts of Travis County, Texas, or the federal courts for the Western District of Texas, and no other courts, where this grant is made and/or to be performed.

10. Language.

If I have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11. Electronic Delivery and Participation.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12. Severability.

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13. Country-Specific Provisions.

The option shall be subject to any country-specific terms and conditions set forth in any appendix to this Agreement (the “Appendix”) if I reside and/or work in one of countries included in the Appendix. In addition, if I relocate to one of the countries included in the Appendix, the terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

14. Imposition of Other Requirements.

The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdrawal from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15. Waiver.

I acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other participant.

16. Effectiveness of Agreement.

I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s ID Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

* * * * * *

Dated:
Signature of Employee

APPENDIX TO THE

BAZAARVOICE, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

FOR NON-U.S. PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the option granted under the Plan if I reside and/or work in one of the countries listed herein. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement, as applicable.

If I am a citizen or resident of a country other than the one in which I currently reside and/or work, am considered a resident of another country for local law purposes or transfer to another country after enrolling in the Plan, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to me.

Notifications

This Appendix also includes information regarding certain other issues of which I should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of [                            ]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that I not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time shares of Common Stock are purchased on my behalf or I sell shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to my particular situation, and the Company is not in a position to assure me of any particular result. Accordingly, I am advised to seek appropriate professional advice as to how the relevant laws in my country of residence may apply to my personal situation.

If I am a citizen or resident of a country other than the one in which I currently reside and/or work, am considered a resident of another country for local law purposes or transfer to another country after enrolling in the Plan, I am advised to consult with my personal legal advisor to determine the extent to which the notifications apply to my specific situation.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following supplements Section 5 of the Agreement:

[If payment or withholding of the income tax due in connection with the option is not made within ninety (90) days of the event giving rise to the income tax liability, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), I agree that the amount of any uncollected income tax shall constitute a loan owed by me to the Employer, effective on the Due Date. I understand that the loan will bear interest at the then-current Official Rate of HM Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 5 of the Agreement.

Notwithstanding the foregoing, if I am a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), I understand that I shall not be eligible for a loan from the Company or the Employer to cover the income tax due. In the event that I am a director or executive officer and the income tax is not collected from or paid by me by the Due Date, I acknowledge that the amount of any uncollected income tax due may constitute a benefit to me on which additional income tax and National Insurance contributions (“NICs”) will be payable. I am responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the amount of any employee NICs due on this additional benefit, which may be recovered by the Company or the Employer at any time thereafter by any of the means referred to in Section 5 of the Agreement.]

[COUNTRY]

[Terms and Conditions]